                                                                    Exhibit 23.5

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of our report dated March 20, 1992, on the financial statements of Pembridge Optical Partners, Inc. as of December 31, 1991 and for the period from September 16, 1991 (inception) to December 31, 1991, appearing on page F-4 of Benson Eyecare Corporation's Annual Report on Form 10-K and 10-K/A for the year ended December 31, 1993. We also consent to the references to us under the heading "Experts" in such Prospectus.


                                               WEBER, LIPSHIE & CO.
                                               Certified Public Accountants

New York, New York
September 9, 1994